Exhibit 99.1

IntelGenx to Present at the Rodman &
Renshaw Global Investment Conference

Saint Laurent, Quebec--(August 21, 2014) - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx") today announced that Dr. Horst Zerbe, Chairman, President and Chief Executive Officer, will present at the Rodman & Renshaw Global Investment Conference to be held September 9, 2014 at 9:35am Eastern Time.

The Rodman & Renshaw Conference will take place at The New York Palace hotel on September 8-10, 2014. To learn more about the conference, please visit:
http://www.rodm.com

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Investor Contact:

COCKRELL GROUP
T: 877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Company Contact:

Paul A. Simmons
Chief Financial Officer
IntelGenx Technologies Corp.
T: +1 514-331-7440
F: +1 514-331-0436
intelgenx.com